                                                                  Exhibit 23.03



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated January 25, 1999 relating to the consolidated financial statements, which appears in the AT&T Corp. 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A filed on July 12, 1999, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


New York, New York
October 28, 1999